UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2026

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-06089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2026 annual meeting of shareholders (the “Annual Meeting”) of H&R Block, Inc. (the “Company”) on November 10, 2026, the shareholders of the Company approved the H&R Block, Inc. 2026 Long Term Incentive Plan (the “2026 Plan”), which will replace the Company’s 2018 Long Term Incentive Plan (the “2018 Plan”) for future equity awards to eligible participants under the 2026 Plan. The Company’s board of directors (the “Board”) approved the 2026 Plan, based on the recommendation of the Compensation Committee (the “Committee”), on September 15, 2026, subject to shareholder approval.

The 2026 Plan becomes effective one business day following shareholder approval at the Annual Meeting (the “Effective Date”) and provides for the grant of stock options, stock appreciation rights, restricted share awards, restricted share units (“RSUs”) awards, performance awards, and other awards to eligible participants. Subject to adjustment, the aggregate number of shares of Company common stock that are available for issuance pursuant to awards granted under the 2026 Plan is 6,500,000, less one share for every one share subject to an award granted under the 2018 Plan after September 11, 2026.

No additional awards will be granted under the 2018 Plan after the Effective Date. Outstanding awards under the 2018 Plan will continue to be governed by the 2018 Plan and the agreements under which they were granted.

A more complete description of the 2026 Plan is contained in the Company’s definitive proxy statement, dated September 29, 2026, as filed with the Securities and Exchange Commission (the “SEC”), under the heading “Proposal 4 – Approval of the 2026 Long Term Incentive Plan,” which is incorporated herein by reference. The descriptions of the 2026 Plan set forth herein and in the proxy statement are qualified in their entirety by reference to the full text of the 2026 Plan, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

In addition, the Committee approved forms of equity award agreements for grants of RSUs and performance share units (“PSUs”) under the 2026 Plan. The forms of award agreement are substantially the same as the forms of equity award agreement for RSUs and PSUs, respectively, approved by the Committee in August 2025 for use under the 2018 Plan, as filed as Exhibits 10.21 and 10.22 to the Company’s Annual Report on Form 10-K filed with the SEC on August 15, 2025, with updates to change references, where applicable, from the 2018 Plan to the 2026 Plan. The form of PSU award agreement for use under the 2026 Plan also includes revisions to align the performance adjustment provisions with the Committee's adjustment authority under the 2026 Plan. The foregoing summary of the forms of equity award agreements is qualified in its entirety by reference to the full text of such forms, copies of which are filed as Exhibits 10.2 and 10.3 hereto, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)The Company’s Annual Meeting was held on November 10, 2026.

(b)The final voting results of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are set forth below.

1)Each of the following nominees for director was elected to serve until the next annual meeting of shareholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Geralyn R. Breig	93,268,078	202,282	143,359	11,553,837
Curtis A. Campbell	93,272,447	185,504	155,768	11,553,837
Christian H. Charnaux	93,207,356	240,817	165,546	11,553,837
Sean H. Cohan	92,954,839	499,637	159,243	11,553,837
Anuradha (Anu) Gupta	92,871,459	597,001	145,259	11,553,837
Richard A. Johnson	92,338,084	1,128,720	146,915	11,553,837
Mia F. Mends	93,128,778	333,377	151,564	11,553,837
Stephanie C. Plaines	93,241,396	230,534	141,789	11,553,837
Victoria J. Reich	92,002,950	1,467,085	143,684	11,553,837

2) The proposal for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2027 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,299,723	667,812	200,021	0

3) The advisory proposal on the Company’s named executive officer compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,281,162	1,747,915	1,584,642	11,553,837

4) The proposal to approve the 2026 Plan was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,578,373	1,501,832	1,533,514	11,553,837

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number Description

10.1	H&R Block, Inc. 2026 Long Term Incentive Plan
10.2	Form of 2026 Long Term Incentive Plan Award Agreement for Restricted Share Units
10.3	Form of 2026 Long Term Incentive Plan Award Agreement for Performance Share Units
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	November 13, 2026	By:	/s/ Katharine M. Haynes
Katharine M. Haynes
Vice President and Corporate Secretary